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                                                                  EXHIBIT 99.3


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                            MICROTEC RESEARCH, INC.

                        SPECIAL MEETING OF STOCKHOLDERS

        The undersigned stockholder of Microtec Research, Inc., a Delaware corporation ("Microtec"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus, each dated January 12, 1996, and hereby appoints Daniel Jaskolski, Kenneth Lonchar and Shawn
Soderberg and each of them, with full power of substitution, as proxies, and authorizes them to represent and to vote, as designated below, all the stock of Microtec that the undersigned is entitled to vote at the Special Meeting of Stockholders of Microtec to be held on February 1, 1996 and at any postponement or adjournment thereof, as follows:

         If no direction is made, this proxy will be voted FOR the proposal to approve and adopt the Agreement and Plan of Merger dated as of October 9, 1995, as amended, by and among Mentor Graphics Corporation
("Mentor Graphics"), M Acquisition Sub, Inc., a wholly owned subsidiary of Mentor Graphics ("Merger Sub"), and Microtec, pursuant to which Merger Sub will be merged with and into Microtec. As a result of the Merger, Microtec will become a wholly owned subsidiary of Mentor Graphics and each share of Common Stock of Microtec will be converted into and exchanged for 0.6930693 shares of Common Stock of Mentor Graphics.

                    CONTINUED AND TO BE SIGNED ON REVERSE SIDE

THE UNDERSIGNED FURTHER GIVES THE ABOVE-NAMED PROXIES AUTHORITY TO VOTE IN THEIR DISCRETION UPON SUCH OTHER MATTER OR MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF.

1. PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF MERGER DATED AS OF OCTOBER 9, 1995, AS AMENDED, BY AND AMONG MENTOR GRAPHICS,
    MERGER SUB AND MICROTEC AND TO APPROVE THE MERGER OF MERGER SUB WITH AND INTO MICROTEC. AS A RESULT OF THE MERGER, MICROTEC WILL BECOME A WHOLLY OWNED SUBSIDIARY OF MENTOR GRAPHICS.

                 / / FOR          / / AGAINST          / / ABSTAIN

                                Dated:                                 , 1996
                                       ________________________________


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                                Signature


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                                Signature


                                Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.